As filed with the Securities and Exchange Commission on April 30, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TREEHOUSE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2311383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2021 Spring Road, Suite 600 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

TreeHouse Foods, Inc. Equity and Incentive Plan

(Full title of the plan)

Thomas E. O’Neill, Esq.

Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

(Name and address of agent for service)

(708) 483-1300

(Telephone number, including area code, of agent for service)

With a copy to:

Bruce A. Toth, Esq.

Christina T. Roupas, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value	1,450,000	$64.26	$93,177,000.00	$11,293.05

(1)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share that may be issued pursuant to the TreeHouse Foods, Inc. Equity and Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the New York Stock Exchange on April 25, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 1,450,000 shares of the common stock of TreeHouse Foods, Inc., a Delaware corporation (the “Registrant”), that may be awarded under the Registrant’s Equity and Incentive Plan (f/k/a the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan), as amended (the “Plan”), par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2005 (Registration No. 333-126161), April 2, 2008 (Registration No. 333-150053), August 15, 2012 (Registration No. 333-183321), August 6, 2015 (Registration No. 333-206161), and March 23, 2018 (Registration No. 333-223899) which are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this Registration Statement.

Information that we file later with the Commission will automatically update and supersede this information. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this Registration Statement or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this Registration Statement the following documents:

(a)	Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 14, 2019.

(b)	Definitive Proxy Statement on Schedule 14A filed February 28, 2019.

(c)	Current Reports on Form 8-K filed with the Commission on February 1, 2019 and February 21, 2019.

(d)	The description of our common stock contained in our Registration Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act.

(e)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission, unless we expressly provide otherwise.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of TreeHouse Foods, Inc., as amended on April 28, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2011).

3.2	Amended and Restated By-Laws of TreeHouse Foods, Inc., as amended on April 28, 2011 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2011).

4.1	TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated effective February 27, 2019 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 28, 2019).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on the signature pages hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on, April 30, 2019.

TREEHOUSE FOODS, INC.

/s/ Thomas E. O’Neill
By:	Thomas E. O’Neill
Its:	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Oakland and Thomas E. O’Neill and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Oakland Steven Oakland	Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2019

/s/ Matthew J. Foulston Matthew J. Foulston	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2019

/s/ John P. Waldron John P. Waldron	Vice President, Corporate Controller, and Principal Accounting Officer	April 30, 2019

/s/ Gary D. Smith Gary D. Smith	Chairman of the Board	April 30, 2019

/s/ Linda K. Massman Linda K. Massman	Director	April 30, 2019

/s/ Dennis F. O’Brien Dennis F. O’Brien	Director	April 30, 2019

/s/ Frank J. O’Connell Frank J. O’Connell	Director	April 30, 2019

/s/ Matthew E. Rubel Matthew E. Rubel	Director	April 30, 2019

/s/ Ann M. Sardini Ann M. Sardini	Director	April 30, 2019

/s/ Jean E. Spence Jean E. Spence	Director	April 30, 2019

/s/ David B. Vermylen David B. Vermylen	Director	April 30, 2019

/s/ Jason J. Tyler Jason J. Tyler	Director	April 30, 2019